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                                                                    EXHIBIT 23.2


Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Experts" "Conditions to the Merger," and "The Merger and the Merger Agreement - Accounting Treatment" and to the use of our report dated August 14, 1998 included in the Proxy Statement of SeaMED Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Plexus Corp. relating to an Agreement and Plan of Merger among Plexus Corp. and SeaMED Corporation.


                                                           /s/ Ernst & Young LLP


                                                               ERNST & YOUNG LLP
Seattle, Washington

June 8, 1999